Exhibit 99

       Video Display Restates Third Quarter FY 2003 for Noncash
             Charge of Cumulative Translation Adjustment


    ATLANTA--(BUSINESS WIRE)--June 12, 2003--Video Display Corporation (NASDAQ: VIDE) today reported that it was restating its third quarter of fiscal 2003 and the fiscal 2003 year to date results. The restatement results primarily from the recognition of $1,296,000 of cumulative foreign currency translation losses arising from operations related to the Company's Mexican subsidiary that was previously reflected as a component of shareholders' equity. The Company substantially ceased operations of its Mexican subsidiary during the third quarter of fiscal 2003 with some clean up activities occurring in the fourth quarter of fiscal 2003.
    The original charge recorded to shareholders' equity occurred primarily in 1995 upon the recognition of the devaluation of the Mexican peso to the U.S. dollar. In accordance with the Financial Accounting Standards Board ("FASB") pronouncements at the time of the devaluation, the adjustment for devaluation was charged to the Company's consolidated shareholders' equity in its balance sheets. Initially, the Company believed that the proper accounting treatment did not involve an adjustment to the Statement of Operations, but the Company now has determined that the FASB pronouncements require that this charge be reflected in its Statement of Operations during the period in which the operations of the foreign subsidiary were terminated. The effects on the third quarter ended November 30, 2002 and the fiscal year ended February 28, 2003, and results for the prior year periods, are reflected below.


                                              Three Months Ended
                                                 November 30,
(All Amounts in 000's except EPS)        2002 (as
                                         restated)    2002      2001
                                        ----------  --------  --------

Net Sales                                 $18,240   $18,240   $17,034
Operating profit (loss)                    (5,977)   (4,479)    1,094
Net income (loss)                          (4,924)   (3,492)      453
Basic earnings (loss) per share of
 common stock                              ($1.03)   ($0.73)    $0.10
Diluted earnings (loss) per share of
 common stock                              ($1.03)   ($0.73)    $0.10
Basic weighted average shares
 outstanding                                4,761     4,761     4,749
Diluted weighted average shares
 outstanding                                4,761     4,761     5,024


                                             Twelve Months Ended
                                                 February 28,
                                         2003 (as
                                         restated)    2003      2002
                                        ----------  --------  --------

Net Sales                                 $76,582   $76,582   $72,366
Operating profit (loss)                    (2,622)   (1,124)    3,651
Net income (loss)                          (3,286)   (1,854)    1,182
Basic earnings (loss) per share of
 common stock                              ($0.69)   ($0.39)    $0.25
Diluted earnings (loss) per share of
 common stock                              ($0.69)   ($0.39)    $0.24
Basic weighted average shares
 outstanding                                4,758     4,758     4,701
Diluted weighted average shares
 outstanding                                4,758     4,758     5,073


    Video Display Corporation designs, develops and manufactures unique solutions for display requirements for military, medical and industrial use with emphasis on high end training and simulation applications. Its product offerings include ruggedized CRT and AMLCD displays as well as complete projection systems utilizing VDC's Marquee(TM) line of projectors. Video Display Corporation operates eleven display design and manufacturing plants plus eight sales facilities throughout the United States and Europe.

    This document contains forward-looking statements within the meaning of 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, Video Display Corporation or its representatives have made or may make forward-looking statements, orally or in writing.
    Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. These factors and conditions will be described in the Company's annual report on Form 10-K for the fiscal year ended 2/28/2003 and the Company's other filings with the Securities and Exchange Commission. The reader is specifically referred to these documents regarding the factors and conditions that may reflect future results.


    CONTACT: Video Display Corporation, Atlanta
             Ronald D. Ordway, 770/938-2080